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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on post-effective Amendment No. 1 to Form F-4 (Registration No. 333-71422) and related Offer to Exchange/Prospectus of Gilat Satellite Networks Ltd for the registration of 466,105 of its ordinary shares and to the use of our report dated May 22, 2002, with respect to the consolidated financial statements of Gilat Satellite Networks Ltd, for the year ended December 31, 2001.


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
                                                           Yours truly,
June 24, 2002                                              /s/ KOST, FORER and GABBAY
Tel-Aviv, Israel                                           A Member of Ernst & Young International
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